EX 4.15

AMENDMENT TO WARRANT

This AMENDMENT TO WARRANT (“Amendment”) is executed by and on behalf of the undersigned holders (together, the “Holder”) of certain warrants to purchase shares of Common Stock, par value $0.01 (each a “Warrant” and together, the “Warrants”), of ImageWare Systems, Inc. (the “Company”), as more particularly set forth on Schedule A attached hereto.

For good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the undersigned Holder hereby agrees to the Amendment, as set forth below.

1. Subject to the terms and conditions set forth in this Amendment, Section 3, Paragraph (b) of each Warrant is hereby amended and replaced in its entirety with the following:

“Section 3. Certain Adjustments.

(b) Subsequent Equity Sales.  If the Company or any Subsidiary thereof, as applicable, at any time while this Warrant is outstanding, shall sell or grant any option to purchase or sell or grant any right to reprice its securities, or otherwise dispose of or issue (or announce any offer, sale, grant or any option to purchase or other disposition) any Common Stock or Common Stock Equivalents entitling any Person to acquire shares of Common Stock, at an effective price per share less than the then Exercise Price (such lower price, the “Base Share Price” and such issuances collectively, a “Dilutive Issuance”) (if the holder of the Common Stock or Common Stock Equivalents so issued shall at any time, whether by operation of purchase price adjustments, reset provisions, floating conversion, exercise or exchange prices or otherwise, or due to warrants, options or rights per share which are issued in connection with such issuance, be entitled to receive shares of Common Stock at an effective price per share which is less than the Exercise Price, such issuance shall be deemed to have occurred for less than the Exercise Price on such date of the Dilutive Issuance), then the Exercise Price shall be reduced and only reduced to equal the Base Share Price.  Such adjustment shall be made whenever such Common Stock or Common Stock Equivalents are issued.  Notwithstanding the foregoing, no adjustments shall be made, paid or issued under this Section 3(b) in respect of an Exempt Issuance, or in the event the adjustment results in an Exercise Price below $0.50 per share of Common Stock.  The Company shall notify the Holder in writing, no later than the Trading Day following the issuance of any Common Stock or Common Stock Equivalents subject to this Section 3(b), indicating therein the applicable issuance price, or applicable reset price, exchange price, conversion price and other pricing terms (such notice the “Dilutive Issuance Notice”).  For purposes of clarification, whether or not the Company provides a Dilutive Issuance Notice pursuant to this Section 3(b), upon the occurrence of any Dilutive Issuance, after the date of such Dilutive Issuance the Holder is entitled to receive a number of Warrant Shares based upon the Base Share Price regardless of whether the Holder accurately refers to the Base Share Price in the Notice of Exercise.”

2. The undersigned Holder represents that it owns the Warrants set forth on Schedule A attached hereto, has not transferred ownership or any right, title or interest in or to the Warrants, and has the requisite power and authority to enter into this Amendment to bind the Holder hereto.

3. To the extent of any conflicts between this Amendment and the terms and conditions set forth in the Warrants, the terms and conditions set forth herein shall control.  Notwithstanding the execution of this Amendment, all other terms and conditions set forth in the Warrants shall remain in full force and effect.

IN WITNESS WHEREOF, this Amendment was duly executed on the date set forth below.

J. PATTERSON McBAINE:

/s/ __________________________

Date: _______________________

GRUBER & McBAINE INTERNATIONAL:

By: __________________________

Print Name:  ___________________

Print Title: ____________________

Date: ________________________

LAGUNITAS PARTNERS, LP:

By: __________________________

Print Name:  ___________________

Print Title: ____________________

Date: ________________________

SCHEDULE A

WARRANT HOLDER	WARRANT NO.	ISSUE DATE	SHARES	EXERCISE PRICE
J Paterson McBain	15a	03-09-07	3,947	$0.50
Gruber & McBaine International	15d	03-09-07	5,328	$0.50
Lagunitas Partners, LP	15e	03-09-07	17,368	$0.50